UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 23, 2016

GREEN PLAINS PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)
001-37469	47-3822258
(Commission file number)	(IRS employer identification no.)

450 Regency Parkway, Ste. 400, Omaha, Nebraska	68114
(Address of principal executive offices)	(Zip code)

(402) 884-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Asset Purchase Agreement

Effective September 23, 2016, Green Plains Partners LP (the “Partnership”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with its parent Green Plains Inc. (“GPRE”), Green Plains Madison LLC (“Green Plains Madison”), Green Plains Mount Vernon LLC (“Green Plains Mount Vernon”), Green Plains York LLC (“Green Plains York” and collectively with GPRE, Green Plains Madison and Green Plains Mount Vernon, the “GPRE Sellers”), Green Plains Holdings LLC, the Partnership’s general partner (the “General Partner”), Green Plains Operating Company LLC, a wholly owned subsidiary of the Partnership (the “Operating Company”), Green Plains Ethanol Storage LLC, a wholly owned subsidiary of the Partnership (“Green Plains Storage”), and Green Plains Logistics LLC, a wholly owned subsidiary of the Partnership (“Green Plains Logistics” and collectively with the Partnership, the General Partner, Green Plains Storage and the Operating Company, the “Partnership Parties”), pursuant to which the GPRE Sellers sold certain ethanol storage assets located in Madison, Illinois, Mount Vernon, Indiana and York, Nebraska (the “Storage Assets”) to wholly owned subsidiaries of the Partnership (the “Transaction”) for cash consideration of $90 million.

The Storage Assets consist of the ethanol storage assets acquired in GPRE’s purchase of three ethanol plants from Abengoa BioEnergy Company, LLC, Abengoa BioEnergy of Illinois, LLC and Abengoa BioEnergy of Indiana, LLC (collectively, the “Abengoa Sellers”) on September 23, 2016. Under the terms of the Purchase Agreement, the GPRE Sellers and Partnership Parties intend that the Partnership Parties shall be deemed to have purchased and/or received the Storage Assets directly from the Abengoa Sellers. However, for the ease of closing with the Abengoa Sellers and facilitating the transfer to the Partnership Parties, the GPRE Sellers initially owned the Storage Assets.

The Purchase Agreement provided for the closing of the Transaction to occur immediately following the GPRE Sellers’ purchase from the Abengoa Sellers. The cash consideration used in the Transaction was financed through borrowings made under the Operating Company’s 5-year, $155 million revolving credit facility with Bank of America, N.A. as administrative agent, and certain other commercial lending institutions as lenders and letter of credit issuing banks.

Pursuant to the Purchase Agreement, and subject to certain limitations, the Partnership Parties and the GPRE Sellers agreed to certain indemnification provisions with each other and their respective affiliates.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and is incorporated into this Item 1.01 by reference.

Relationships

Each of the parties to the Purchase Agreement is a direct or indirect subsidiary of GPRE. As a result, certain individuals, including officers of GPRE and officers and directors of the General Partner, serve as officers and/or directors of one or more such entities. GPRE currently (as of the date of this Current Report on Form 8-K) owns 4,389,642 common units of the Partnership (“Common Units”) and 15,889,642 subordinated units of the Partnership (“Subordinated Units”), collectively representing a 62.5% limited partner interest in the Partnership as of September 23, 2016. GPRE also owns a 2% general partner interest in the Partnership and all of the Partnership’s incentive distribution rights through its ownership of the General Partner.

The terms and conditions of the Purchase Agreement were approved on behalf of the Partnership by the conflicts committee and the board of directors of the General Partner. The conflicts committee, which is comprised of independent members of the board of directors of the General Partner, retained independent legal and financial advisors to assist it in evaluating and negotiating the Transaction. In approving the terms of the Transaction, the conflicts committee based its decision in part on an opinion from the independent financial advisor that the consideration to be paid by the Partnership Parties pursuant to the Purchase Agreement is fair, from a financial point of view, to the Partnership and the common unitholders (other than GPRE).

Second Amendment to Omnibus Agreement

Effective September 23, 2016, in connection with the Transaction, the Partnership entered into the Second Amendment to the Omnibus Agreement with GPRE, the General Partner, and the Operating Company that provides for the Partnership’s obligation to reimburse GPRE for certain direct or allocated costs and expenses incurred by GPRE in providing general and administrative services in connection with assets acquired or developed by the Partnership and its subsidiaries from time to time, which includes the Storage Assets. The Second Amendment to Omnibus Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Amendment No. 2 to Operational Services Agreement

Effective September 23, 2016, in connection with the Transaction, the General Partner entered into Amendment No. 2 to the Operational Services and Secondment Agreement with GPRE pursuant to which GPRE will second certain employees to the General Partner to provide management, maintenance and operational functions with respect to the Storage Assets. The provided functions will be substantially similar to the management, maintenance and operational functions previously provided under the Operational Services and Secondment Agreement, as amended. Amendment No. 2 to the Operational Services Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Amendment No. 2 to Ethanol Storage and Throughput Agreement

Effective September 23, 2016, in connection with the Transaction, Green Plains Storage entered into Amendment No. 2 to Ethanol Storage and Throughput Agreement (the “Storage and Throughput Agreement Amendment”) with Green Plains Trade Group LLC (“Green Plains Trade”). Pursuant to the Storage and Throughput Agreement Amendment, Green Plains Trade is obligated to throughput a minimum of 296.6 million gallons per calendar quarter (previously 246.5 million gallons per calendar quarter) of product at the Partnership’s facilities. The Storage and Throughput Agreement Amendment is filed as Exhibit 10.3 to this Current Report on Form 8-K.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information under the heading “Asset Purchase Agreement” set forth in Item 1.01 above is incorporated into this Item 2.01 by reference.

Item 7.01.	Regulation FD Disclosure.

On September 26, 2016, the Partnership issued a press release announcing the completion of the Transaction. A copy of the press release is being furnished as Exhibit 99.1 hereto and is incorporated by reference herein.

The information furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing by the Partnership under the Securities Act unless specifically identified therein as being incorporated therein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed as part of this report.

Exhibit	Description

2.1	Asset Purchase Agreement, dated September 23, 2016, by and among Green Plains Inc., Green Plains Madison LLC, Green Plains Mount Vernon LLC, Green Plains York LLC, Green Plains Holdings LLC, Green Plains Partners LP, Green Plains Operating Company LLC, Green Plains Ethanol Storage LLC and Green Plains Logistics LLC.

10.1	Second Amendment to the Omnibus Agreement, dated September 23, 2016, by and among Green Plains Inc., Green Plains Partners LP, Green Plains Holdings LLC and Green Plains Operating Company LLC.

10.2	Amendment No. 2 to Operational Services and Secondment Agreement, dated September 23, 2016, between Green Plains Inc. and Green Plains Holdings LLC.

10.3	Amendment No. 2 to Ethanol Storage and Throughput Agreement, dated September 23, 2016, by and between Green Plains Ethanol Storage LLC and Green Plains Trade Group LLC.

99.1	Press Release dated September 26, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 26, 2016	Green Plains Partners LP By: /s/ Jerry L. Peters Jerry L. Peters Chief Financial Officer (Principal Financial Officer)

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